Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for Tender of Shares of Common Stock

of

CASCADE CORPORATION, an Oregon corporation

at

$65.00 NET PER SHARE

Pursuant to the Offer to Purchase dated November 2, 2012

by INDUSTRIAL COMPONENTS AND ATTACHMENTS II, INC., a Delaware corporation and an indirect wholly-owned subsidiary of

TOYOTA INDUSTRIES CORPORATION, a corporation formed under the laws of Japan

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 3, 2012, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined in the Offer to Purchase (as defined below)) if (i) certificates representing shares of common stock, par value $.50 per share (the “Shares”), of Cascade Corporation, an Oregon corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	(For Eligible Institutions Only) (617) 360-6810 Confirm Facsimile Transmission: (781) 575-2332	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

CORP ACTION VOLUTARY_CCAD

Ladies and Gentlemen:

The undersigned hereby tenders to Industrial Components and Attachments II, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Toyota Industries Corporation, a corporation formed under the laws of Japan, upon the terms and subject to the conditions set forth in the offer to purchase, dated November 2, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) receipt of which is hereby acknowledged, the number of shares of common stock, par value $.50 per share (the “Shares”), of Cascade Corporation, an Oregon corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available)	Name(s) of Record Holder(s):

☐ Check here if Shares will be tendered by book entry transfer. Name of Tendering Institution:	(Please type or print)

DTC Account Number:	Area Code and Tel. No
(Daytime telephone number)

Dated: , 2012	Signature(s):

CORP ACTION VOLUTARY_CCAD

GUARANTEE (Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or copy thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the date hereof.

Name of Firm:
Address:	(Authorized Signature)

Name:
(Zip Code)	(Please type or print)

Area Code and Tel. No.:	Title:
Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

CORP ACTION VOLUTARY_CCAD

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